Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-11 of CBS Outdoor Americas Inc. of our report dated June 27, 2013, relating to the financial statements and financial statement schedules of CBS Outdoor Americas, which appear in such Registration Statement. We also consent to the reference to us under heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, NY

September 20, 2013